Exhibit 99.1

Enviva Partners, LP Announces Simplification Transaction and Corporate Conversion

Evolving corporate structure to unlock significant benefits

associated with rapidly expanding global ESG investor universe

BETHESDA, MD, October 15, 2021 — Enviva Partners, LP (NYSE: EVA) (“Enviva,” “EVA,” “we,” “us,” or “our”) today announced a definitive agreement with Enviva Holdings, LP (“Holdings,” “general partner,” or “GP”) pursuant to which it acquired all of the ownership interests in Holdings (the “GP Buy-in”) and eliminated its incentive distribution rights, or “IDRs” (the “Simplification” and, together with the GP Buy-in, the “Simplification Transaction”) in exchange for 16 million EVA common units, representing total consideration of approximately $870 million based on EVA’s 20-day volume-weighted average price ending on October 13, 2021. Enviva concurrently announced that it intends to convert its organizational structure from a master limited partnership (“MLP”) to a corporation (“C-Corp”) under the name of Enviva Inc. (the “Conversion”).

Transaction Highlights

•	Transaction structured to be non-taxable to unitholders and immediately eliminates IDRs and associated growing cash obligation

•	Extends fully contracted business by increasing contract backlog to more than $21 billion and weighted average contract maturity to 14.5 years

•	Reduces expected cost to EVA of fully contracted new production capacity to ~5x adjusted EBITDA project investment multiple, as compared to a historical drop-down investment multiple of ~7.5x

•	Planned conversion of EVA from an MLP to a C-Corp, with an independent board and “regular way” corporate governance, further strengthens Enviva’s ESG credentials and index eligibility, as well as access to deeper pool of domestic and international investors

•	Reaffirms stable dividend with guidance of $3.30 per share for 2021 and $3.62 per share for 2022

“We are very excited about the highly accretive benefits that Enviva’s Simplification Transaction and Conversion brings to our unitholders,” said John Keppler, Chairman and Chief Executive Officer. “By eliminating the IDRs, significantly reducing the cost of upcoming investments in fully contracted assets, and eliminating the barriers to institutional ownership that can result from a partnership’s tax structure, we believe we can dramatically reduce Enviva’s cost of capital and unlock significant value while simultaneously creating a sustainable structure for long-term value creation.”

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“We operate at the epicenter of the international energy transition and global efforts to decarbonize and reach ‘net zero’ by 2050. As we continue to grow our balance sheet to meet exponentially increasing worldwide demand for our product, our new structure should enable investors across the globe to participate in the step-change accretion we have ahead of us,” Keppler continued. “We believe the strength and stability of our fully contracted business will support our steadfast commitment to consistently and sustainably delivering superior returns to shareholders.”

Investor Webcast

Enviva will host a conference call on Friday, October 15 at 9:00 am Eastern Time to discuss the Simplification Transaction and the Conversion. Access to the webcast and presentation is available via the Investor Relations section of our website at ir.envivabiomass.com. Conference call numbers for North American participation are 1 (877) 833-0383, and +1 (412) 902-6506 for international callers. The passcode number is 1598235. A replay of the webcast will be available via the Investor Relations section of our website for one year following the call.

Simplification Transaction Details

In connection with the Simplification Transaction, Enviva acquired 100% of the ownership interests of Holdings and eliminated all outstanding IDRs in exchange for 16 million common units of EVA. The former owners of Holdings are now direct investors in EVA and have agreed to reinvest all dividends related to 9 million of the 16 million units issued in connection with the Simplification Transaction during the period beginning with the distribution for the third quarter of 2021 through the dividend for the fourth quarter of 2024 (the “DRIP”). The DRIP commitment translates into an expected further common equity investment of approximately $100 million in EVA by the former owners of Holdings.

Immediately prior to the Simplification Transaction, Holdings repaid its $325 million institutional term loan with cash on hand and had no further material debt outstanding. Enviva was not required to incur any significant drawings under its revolving credit facility or other indebtedness to complete the Simplification Transaction.

Enviva also plans to transition to a self-funding growth model for capital expenditures over time, which we expect will limit our need to access the capital markets longer-term. We project that we can develop fully contracted production plants at an adjusted EBITDA project investment multiple of ~5x, similar to that of previous developments at Holdings, an improvement of ~2.5x when compared to the ~7.5x average drop-down acquisition multiple for similar plants in the past.

We expect to retain an incremental ~$1 billion of cash flow over the next 5 years compared to the prior sponsor-led structure, driven by the elimination of IDRs and lower plant investment multiples.

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Spanning the next 5 years, we anticipate that this improved return on invested capital will generate over $500 million of the approximately $1 billion of forecasted retained cash flow, with the other half coming from the elimination of IDRs, which represented an increasingly significant annual cash obligation.

Based on EVA’s 20-day volume-weighted average unit price ending on October 13, 2021, the Simplification Transaction’s value was approximately $870 million. We expect the Simplification Transaction to deliver substantial cash flow accretion beginning in 2024.

Conversion Transaction Details

Enviva expects the Conversion to take effect as of December 31, 2021. The Conversion requires the affirmative vote of a majority of EVA’s common unitholders, and Enviva believes there will be more than sufficient support of the Conversion.

Following the Conversion:

•	Enviva Partners, LP units will be exchanged for shares of Enviva Inc. on a one-for-one basis in a transaction structured to be non-taxable to EVA’s unitholders

•	Shareholders will receive a Form 1099 for tax purposes starting for tax year 2022, in lieu of a Schedule K-1 form

•	Enviva Inc. will be taxed as a corporation and subject to federal income taxes; however, given Enviva’s growth outlook over the next 5 years and the assets that will be needed to support that growth, we expect to generate a significant amount of depreciation that will minimize our federal income tax payments through at least 2026

Recently, we held discussions with our credit rating agencies regarding the Simplification Transaction and Conversion. All three firms favor the simplified, C-Corp structure, and we do not believe there will be any ratings changes associated with the transactions.

“We are very proud of Enviva’s success to date, and the strength and the durability of our business model. Enviva’s forecasted compound annual adjusted EBITDA growth rate from 2022 through 2024 would rank in the 90th percentile of the S&P 500 based on analysts’ consensus figures. We would also rank in the 99th percentile of the S&P 500 for 2022 dividend yield based on yesterday’s unit price. However, our current enterprise value to forecasted 2022 adjusted EBITDA trading multiple is only in the 60th percentile of the S&P 500. Moreover, we have fully contracted assets with visible, durable cash flows for decades. With the transactions we announced this morning, we are removing the overhang of the IDR burden as well as the K-1 barrier, and, with the expanded investor funds flow we expect to attract as a result, we believe we will begin to unlock the full sustainability premium of a business that every day is profitably solving one of the greatest challenges of our time, climate change,” said Shai Even, Executive Vice President and Chief Financial Officer.

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Contracting and Market Update

As part of the Simplification Transaction, Enviva acquired ~$4.4 billion of existing take-or-pay off-take contracts with investment grade-rated counterparties. These contracts more than fully support the development and construction of a fully contracted plant in Epes, Alabama (“Epes”). The contracts acquired have a weighted average term of approximately 19 years, with an associated base volume of 21 million metric tons (“MT”) of wood pellets.

Enviva also acquired (i) a sales pipeline with over $27 billion of identified potential customer contracts, including recently signed exclusive memorandums of understanding, which we expect to convert into binding agreements over the next 12 months, and (ii) a development pipeline that includes projects at 13 additional sites in various stages of development. Using conservative assumptions based on our historical success rate with converting identified opportunities into binding contracts, our existing customer pipeline would more than fully support the addition of 6 new wood pellet production plants and several highly accretive expansion projects which, when aggregated with Epes, would approximately double the size of our current production capacity.

Further, today Enviva announced the signing of a new 5-year take-or-pay off-take contract to supply British renewable energy company Drax Group PLC (“Drax”) with 200,000 metric tons per year (“MTPY”) of wood pellets. Deliveries related to the contract are scheduled to commence in 2022. This is the fourth contract signed with Drax since Enviva’s IPO in 2015, and demonstrates the long-standing relationship between Drax, the world’s largest consumer of wood pellets, and Enviva, the world’s largest supplier.

Enviva also announced the signing of a new 190,000 MTPY, 20-year take-or-pay off-take contract to supply a large, creditworthy Japanese trading house with deliveries commencing in 2024.

As a result of the Simplification Transaction and the newly announced contracts, Enviva’s total weighted-average remaining term of off-take contracts is approximately 14.5 years, with a total product sales backlog of over $21 billion.

Key drivers to our robust growth outlook include the increased requirements from regulators and policy makers and commitments from large industrial manufacturers around the world to decarbonize greenhouse-gas (“GHG”) intensive industries like steel, chemicals, lime, cement, and aviation fuels. Conclusions from a market sizing and adoption study we recently commissioned from a leading international consultancy suggest that these segments are expected to increase from virtually zero today, to as much as 29 million MTPY of industrial-grade wood pellets by 2030.

In addition to anticipated demand driven by net-zero targets, the current energy commodity environment, in which coal, crude oil, and natural gas prices have surged, has increased the pace of conversations and negotiations with several large, creditworthy counterparties. Since November 2020, European Union carbon prices have more than doubled, allowing biomass to be more profitable in energy generation than carbon-intensive feedstocks such as coal and natural gas, even in markets where there are no direct incentives or subsidies for renewable energy generation. Today, carbon prices have stabilized around the 60 €/MT mark, and given this attractive economic backdrop, we have seen accelerated momentum around fuel-switching decisions.

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Asset Update

As part of the Simplification Transaction, Enviva acquired the fully contracted Epes plant, which is currently under development. We expect to commence construction in early 2022, with an in-service date scheduled for mid-2023. Epes is designed and permitted to produce more than 1 million MTPY of wood pellets, which would make it the largest wood pellet production plant in the world.

Enviva also acquired a prospective production plant in Bond, Mississippi (“Bond”), which is being developed to produce between 750,000 and more than 1 million MTPY of wood pellets. Bond’s proximity to the Port of Pascagoula positions us to transport its production efficiently by truck from the plant to our terminal at the Port. We expect construction of Bond to commence once Epes is operational, but timing of construction could be expedited depending on the schedule and delivery requirements of additional off-take contract opportunities under negotiation and general market conditions.

Shifting to Enviva’s current fleet, construction on the Lucedale plant continues, and we expect commissioning to commence during the fourth quarter of 2021. Our terminal at the Port of Pascagoula also remains on track to receive, store, and load production from the Lucedale plant once the plant is operational.

In respect of Enviva’s expansion projects, the Northampton expansion is complete and the Southampton expansion is currently in the commissioning process. Construction on the Greenwood expansion is also nearing completion. Further, we have made significant investments in the “Multi-Plant Expansions”, commencing at Enviva’s Sampson and Hamlet plants, with Cottondale to follow.

Third Quarter Update

For the third quarter of 2021, our estimate for net income ranges from a $0.5 million net loss to $3.5 million of net income. Adjusted EBITDA ranges from $61 million to $65 million, representing an increase of 16% at the midpoint as compared to the third quarter of 2020 and a 29% increase over the second quarter of 2021. In the third quarter of 2021, our contractors and supply chain partners experienced labor-related and other challenges associated with COVID-19 that had a temporal, but more pronounced than anticipated, impact on our operations and project execution schedule. We believe that these challenges were short-term and isolated in nature and based on the actions we have taken and the plans we have in place, we believe these issues are beginning to be behind us. Accordingly, based on our expected financial results for the third quarter and year ended December 31, 2021, and without considering the impact of the Simplification Transaction, we believe we would have delivered financial results consistent with the previously announced guidance range for adjusted EBITDA, albeit at the lower end of the range.

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Guidance Update

$ millions, unless noted	2021*	2022
Net Income	4.0 – 14.0	42.0 – 67.0
Adjusted EBITDA	225.0 - 235.0	275.0 - 300.0
Interest Expense	48.0	56.0
Maintenance Capex	14.0	10.0
DCF	165.0 - 175.0	210.0 - 235.0
Leverage Ratio	3.5x – 4.0x	3.5x – 4.0x
Dividend per Common Share	$ 3.30 /share	$ 3.62 /share
Dividend Coverage Ratio (on a forward-looking annual cash basis)	>1.0 times	>1.0 times

*The 2021 measures set forth in the table above include the expected post-closing results of the assets and operations acquired as part of the Simplification Transaction, but do not reflect a potential recast of our historical results of operations that may result from the Simplification Transaction

For full-year 2021, Enviva expects to generate net income in the range of $4 million to $14 million and adjusted EBITDA of between $225 million and $235 million and to distribute $3.30 per share. As a result of the GP Buy-in, now included in fourth quarter of 2021 estimates are approximately $15 million to $20 million of selling, general and administrative expenses (“SG&A”) associated with market and asset development activities.

For full-year 2022, Enviva expects to generate net income in the range of $42 million to $67 million and adjusted EBITDA in the range of $275 million to $300 million, and to maintain a quarterly dividend of $0.905 per share, for a total of $3.62 in dividends declared per share for the year. We expect net income to increase by close to 6 times for 2022 as compared to 2021, using the midpoint of guidance ranges. We expect adjusted EBITDA to increase by approximately 25% for 2022 as compared to 2021, using the midpoint of guidance ranges.

Our forecasted dividend coverage ratio is calculated on a forward-looking annual cash basis, meaning it does not take into account dividends related to the 9 million DRIP shares issued as part of the Simplification Transaction.

The above guidance amounts for 2022 include additional corporate, commercial, sales and marketing, communications, public affairs, sustainability, and development expenses associated with the acquisition of Holdings, along with certain one-time costs associated with the transactions. For full-year 2022, we expect SG&A related to the GP Buy-in to range from $37 million to $43 million. Actual amounts reported for SG&A may vary due to the level of capitalization of development activities associated with new plant construction and plant expansions. Importantly, we expect SG&A expenses related to the acquisition of Holdings to decline over time as we benefit from synergies and execute streamlining initiatives, with a desire to reduce these expenses by approximately $5 million annually commencing in 2023.

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In connection with the GP Buy-in, the existing management services agreement fee waivers and other Holdings support agreements associated with EVA’s earlier acquisitions of the Greenwood and Lucedale plants and Pascagoula terminal were consolidated, fixed, and novated to the former owners of Holdings. As a result, under the consolidated support agreement, EVA will receive quarterly payments in an aggregate amount of $55.5 million through the fourth quarter of 2023.

“We are very proud to have been a fundamental part of Enviva’s continued success since our initial investment in 2010,” said Pierre Lapeyre and David Leuschen, Co-Founders of Riverstone Holdings LLC, the former financial sponsor of Holdings, which was acquired by Enviva as part of the GP Buy-in. “Global commitments to reduce climate change require patient, thoughtful, and creative private capital providers. Riverstone and its decarbonization platform are focused on continuing to create further innovative and attractive investment opportunities like Enviva. We look forward to working with the company in the future to build additional durable shareholder value.”

“We have been very fortunate to have had Riverstone as our financial sponsor for over 10 years and are very proud of the growth we’ve accomplished. Together, we’ve built a company that delivers real climate change benefits – today – and is a steward of the environment and a proud and positive part of every community in which we operate,” concluded Keppler. “We are also particularly proud of the peer-leading returns we’ve delivered to our investors. As Enviva embraces a new corporate structure, we will continue our strategy to build and operate fully contracted assets that provide top-tier cash flow growth, with unparalleled durability and visibility. As we evolve our financial framework within this new structure, we are prioritizing robust dividend coverage and balance sheet strength on our path to self-funding growth. Our collective alignment around long-term total returns to shareholders remains top of mind for us, with the expectation that we will maintain ample financial flexibility to grow dividends over time.”

For the Simplification Transaction, Evercore served as exclusive financial advisor and Baker Botts L.L.P. served as legal counsel to the conflicts committee of the board of directors of Enviva’s general partner. Goldman Sachs & Co. LLC served as exclusive financial advisor and Vinson & Elkins LLP served as legal counsel to Holdings. Latham & Watkins LLP served as legal counsel to Riverstone Holdings LLC.

About Enviva

Enviva (NYSE: EVA) aggregates a natural resource, wood fiber, and processes it into a transportable form, wood pellets. Enviva sells a significant majority of its wood pellets through long-term, take-or-pay off-take contracts with creditworthy customers in the United Kingdom, Europe, and Japan. Enviva owns and operates 10 plants with a combined production capacity of approximately 6.2 million metric tons per year in Virginia, North Carolina, South Carolina, Georgia, Florida, and Mississippi. In addition, Enviva exports wood pellets through its marine terminals at the Port of Chesapeake, Virginia, the Port of Wilmington, North Carolina, and the Port of Pascagoula, Mississippi, and from third-party marine terminals in Savannah, Georgia, Mobile, Alabama, and Panama City, Florida.

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To learn more about Enviva please visit our website at www.envivabiomass.com. Follow Enviva on social media @Enviva.

Non-GAAP Financial Measures

In addition to presenting our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use adjusted EBITDA and distributable cash flow to measure our financial performance.

Adjusted EBITDA

We define adjusted EBITDA as net income (loss) excluding depreciation and amortization, interest expense, income tax expense, early retirement of debt obligations, certain non-cash waivers of fees for management services provided to us by our sponsor (the “MSA Fee Waivers”) or payment pursuant to the support agreement entered into in connection with the Simplification Transaction, non-cash unit compensation expense, asset impairments and disposals, changes in unrealized derivative instruments related to hedged items included in gross margin and other income and expense, certain items of income or loss that we characterize as unrepresentative of our ongoing operations, and the effect of certain sales and marketing, scheduling, sustainability, consultation, shipping, and risk management services (collectively, “Commercial Services”). Adjusted EBITDA is a supplemental measure used by our management and other users of our financial statements, such as investors, commercial banks, and research analysts, to assess the financial performance of our assets without regard to financing methods or capital structure.

Distributable Cash Flow

We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures, income tax expense and interest expense net of amortization of debt issuance costs, debt premium, and original issue discounts. We use distributable cash flow as a performance metric to compare the cash-generating performance of the Partnership from period to period and to compare the cash-generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unitholders. We do not rely on distributable cash flow as a liquidity measure.

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Limitations of Non-GAAP Financial Measures

Adjusted EBITDA and distributable cash flow are not financial measures presented in accordance with accounting principles generally accepted in the United States (“GAAP”). We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition and results of operations. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Each of these non-GAAP financial measures has important limitations as an analytical tool because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider adjusted EBITDA or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP.

Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

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The following table provides a reconciliation of the estimated range of adjusted EBITDA and DCF to the estimated range of net income for Enviva, for the three months ending September 30, 2021 (in millions):

Three Months Ending September 30, 2021
Estimated net income (loss)	$(0.5) – 3.5
Add:
Depreciation and amortization	22.0
Interest expense	10.0
Income tax expense	1.0
Non-cash unit compensation expense	2.0
Loss on disposal of assets	4.0
Changes in unrealized derivative instruments	(4.0)
MSA Fee Waivers	21.0
Acquisition and integration costs	5.5
Other non-cash expenses	-
Estimated adjusted EBITDA	$61.0 – 65.0
Less:
Interest expense net of amortization of debt issuance costs, debt premium, original issue discount	10.0
Cash Income Tax Expense	-
Maintenance capital expenditures	3.0
Estimated distributable cash flow	$48.0 – 52.0

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The following table provides a reconciliation of the estimated range of adjusted EBITDA and DCF to the estimated range of net income for Enviva, for the twelve months ending December 31, 20211 (in millions):

Twelve Months Ending December 31, 2021
Estimated net income	$4.0 – 14.0
Add:
Depreciation and amortization	91.0
Interest expense	48.0
Income tax expense	1.0
Non-cash share-based compensation expense	11.0
Loss on disposal of assets	8.0
Changes in unrealized derivative instruments	(4.0)
Support Payments	49.0
Acquisition and integration costs	16.0
Other non-cash expenses	1.0
Estimated adjusted EBITDA	$225.0 – 235.0
Less:
Interest expense net of amortization of debt issuance costs, debt premium, original issue discount	46.0
Cash Income Tax Expense	-
Maintenance capital expenditures	14.0
Estimated distributable cash flow	$165.0 – 175.0

(1)	The 2021 measures set forth in the table include the expected post-closing results of the assets and operations acquired as part of the Simplification Transaction, but do not reflect a potential recast of our historical results of operations that may result from the Simplification Transaction

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The following table provides a reconciliation of the estimated range of adjusted EBITDA and DCF to the estimated range of net income for Enviva, for the twelve months ending December 31, 2022 (in millions):

Twelve Months Ending December 31, 2022
Estimated net income	$42.0 – 67.0
Add:
Depreciation and amortization	112.0
Interest expense	56.0
Income tax expense	25.0
Non-cash share-based compensation expense	12.0
Loss on disposal of assets	4.0
Changes in unrealized derivative instruments	-
Support Payments	24.0
Acquisition and integration costs	-
Other non-cash expenses	-
Estimated adjusted EBITDA	$275.0 – 300.0
Less:
Interest expense net of amortization of debt issuance costs, debt premium, original issue discount	55.0
Cash Income Tax Expense	-
Maintenance capital expenditures	10.0
Estimated distributable cash flow	$210.0 – 235.0

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Important Information for Unitholders

This communication does not constitute a solicitation of any vote or approval.

In connection with the Conversion, Enviva will file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement. Enviva also plans to file other documents with the SEC regarding the Conversion. After the proxy statement has been cleared by the SEC, a definitive proxy statement will be mailed to the unitholders of Enviva. UNITHOLDERS OF ENVIVA ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE CONVERSION THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CONVERSION. Unitholders will be able to obtain free copies of the proxy statement and other documents containing important information once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

Enviva and its general partner’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of Enviva in connection with the proposed transaction. Information about such directors and executive officers is set forth in Enviva’s Annual Report on Form 10-K filed with the SEC on February 25, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

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Cautionary Note Concerning Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, regarding the Conversion, Enviva’s ability to consummate the Conversion, the benefits of the Conversion and Enviva’s future financial performance following the Conversion, as well as Enviva’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Enviva disclaims any duty to revise or update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Enviva cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Enviva. These risks include, but are not limited to, (i) general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; (ii) the inability of the parties to enter into definitive agreements or successfully or timely consummate the Conversion or to satisfy the other conditions to the closing of the Conversion; (iii) the risk that the approval of the unitholders of Enviva for the Conversion is not obtained; (iv) failure to realize the anticipated benefits of the Conversion, including as a result of a delay in consummating the Conversion; (v) risks related to our ability to complete development projects at expected multiples or on projected timelines; (vi) risks related to the growth of Enviva’s business and the timing of expected business milestones; (vii) the effects of competition on Enviva’s future business; (viii) the volume and quality of products that we are able to produce or source and sell, which could be adversely affected by, among other things, operating or technical difficulties at our wood pellet production plants or deep-water marine terminals; (ix) the prices at which we are able to sell our products; (x) our ability to successfully integrate drop-down or third-party acquisitions (including the assets acquired as part of the GP Buy-in), including the associated contracts, or to realize the anticipated benefits of such acquisitions; (xi) failure of our customers, vendors, and shipping partners to pay or perform their contractual obligations to us; (xii) the creditworthiness of our contract counterparties; (xiii) the amount of low-cost wood fiber that we are able to procure and process, which could be adversely affected by, among other things, disruptions in supply or operating or financial difficulties suffered by our suppliers; (xiv) changes in the price and availability of natural gas, coal, or other sources of energy; (xv) unanticipated ground, grade or water conditions; (xvi) inclement or hazardous environmental conditions, including extreme precipitation, temperatures, and flooding; (xvii) fires, explosions, or other accidents; (xviii) changes in domestic and foreign laws and regulations (or the interpretation thereof) related to renewable or low-carbon energy, the forestry products industry, the international shipping industry, or power, heat, and combined heat and power generators; (xix) changes in the regulatory treatment of biomass in core and emerging markets; (xx) our inability to acquire or maintain necessary permits or rights for our production, transportation, or terminaling operations; (xxi) changes in the price and availability of transportation; (xxii) changes in foreign currency exchange or interest rates, and the failure of our hedging arrangements to effectively reduce our exposure to the risks related thereto; (xxiii) risks related to our indebtedness; (xxiv) our failure to maintain effective quality control systems at our wood pellet production plants and deep-water marine terminals, which could lead to the rejection of our products by our customers; (xxv) changes in the quality specifications for our products that are required by our customers; (xxvi) labor disputes, unionization or similar collective actions; (xxvii) our inability to hire, train or retain qualified personnel to manage and operate our business and newly acquired assets; (xxviii) the effects of the exit of the UK from the EU on our and our customers’ businesses; (xxix) our inability to borrow funds and access capital markets; and (xxx) viral contagions or pandemic diseases, such as the recent outbreak of a novel strain of coronavirus known as COVID-19.

Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Enviva’s expectations and projections can be found in Enviva’s periodic filings with the SEC. Enviva’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Additional Information and Where to Find It

In connection with the Conversion, Enviva will file a proxy statement with the SEC. Additionally, Enviva will file other relevant materials with the SEC in connection with the Conversion. The materials to be filed by Enviva with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Security holders of Enviva are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the Conversion because they will contain important information about the Conversion.

Enviva and its general partner’s directors and executive officers may be deemed to be participants in the solicitation of proxies of Enviva’s unitholders in connection with the Conversion. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of such executive officers and directors in the solicitation by reading the proxy statement and other relevant materials filed with the SEC in connection with the Conversion when they become available. Information concerning the interests of Enviva’s participants in the solicitation, which may, in some cases, be different than those of Enviva’s unitholders generally, will be set forth in the proxy statement relating to the Conversion when it becomes available.

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investor Contact:

Kate Walsh

Vice President, Investor Relations
ir@envivapartners.com

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